UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): June 25, 2013

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures)

	March ‘13	April ‘13	May ‘13
Process Management	-5 to 0	-5 to 0	+5 to +10
Industrial Automation	-15 to -10	-15 to -10	-10 to -5
Network Power	-10 to -5	-10 to -5	-5
Climate Technologies	0 to +5	-5 to 0	-5 to 0
Commercial & Residential Solutions	0	0 to +5	+5
Total Emerson	-5 to 0	-5	-5 to 0

May 2013 Orders Comments

Trailing three-month orders declined 1 percent, as sluggish global macroeconomic trends continued and low business confidence remained evident in most end markets. In particular, conditions have slowed in China over the last month, as liquidity constraints have created operational challenges for small and mid-sized companies, which has begun to affect broader Southeast Asia as uncertainty builds in the region. The unfavorable credit environment in China will contribute to a sales decline for Emerson in the third quarter.

Moderate growth in Process Management and Commercial & Residential Solutions was more than offset by Network Power and Industrial Automation weakness and a modest decline in Climate Technologies. Overall, the impact of currency translation was less than 1 percent. As previously communicated on the second quarter earnings call and at the Electrical Products Group Conference, persisting weak order trends indicate third quarter sales and earnings will decline versus the prior year, with earnings comparisons significantly affected by both the receipt of dumping duties and exceptional operating leverage related to the Thailand flooding recovery in the prior year.

Process Management growth reflected continued investment in oil and gas and chemical end markets and a 3 percentage point contribution from currency translation due to favorable backlog revaluation. Asia, Europe, Latin America, and Middle East/Africa all reported growth despite difficult comparisons. North America remained slightly negative.

Orders continued to decline in Industrial Automation, as weak market conditions persisted for capital goods, particularly in Europe. The decrease was most pronounced in the power generating alternators and industrial motors businesses, with significant weakness in renewable energy end markets. Currency translation deducted 1 percentage point.

Network Power orders remained negative but improved, primarily due to easing comparisons in the embedded computing and power business.  Soft market conditions continued for data center and telecommunications infrastructure, resulting in a slight decline in orders in the network power systems business.  Currency translation added 1 percentage point.

Climate Technologies orders declined modestly, impacted by high channel inventory and mild weather in the U.S. Air conditioning markets were sluggish in the U.S., Asia, and Europe, and weakness persisted in the refrigeration business.

Moderate orders growth in Commercial & Residential Solutions reflected continued residential end market demand in the U.S., with growth led by the food waste disposers, professional tools, and wet/dry vacuums businesses.

Upcoming Investor Events

On Tuesday, August 6, 2013, Emerson will report third quarter 2013 results. Management will discuss the results during a conference call at 2:00 p.m. ET the same day. Interested parties may listen to the live conference call via the Internet by visiting Emerson's website at www.Emerson.com/financial and completing a brief registration form. A replay of the conference call will remain available for approximately three months.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	June 25, 2013	By:	/s/ John G. Shively
John G. Shively Assistant General Counsel and Assistant Secretary